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                                                                  Exhibit (m)(1)


                                ING EQUITY TRUST
                       FORM OF FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN


                         CLASSES A, B, C, Q AND T SHARES


        The following is the Fourth Amended and Restated Distribution and Service Plan, made the 1st day of August, 1998, amended and restated the 16th day of November, 1999, 9th day of May, 2001, 2nd day of November, 2001, and this 20th day of August, 2002 for ING Equity Trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A hereto (each a "Fund," collectively, the "Funds"), as such schedule may be amended from time to time to add additional series (the "Plan").

1. (a) Service Fee. Each Fund will pay to ING Funds Distributor, Inc., a Delaware corporation, and each successor principal distributor of such Fund's shares pursuant to this Plan (each thereof, a "Distributor"), so long as it shall be providing shareholder services, as compensation for providing, or arranging for the provision of, shareholder services in respect of a Fund, a monthly service fee (the "Service Fee") at the annual rate of 0.25 of 1% of the average net asset value of a Fund, as determined at the close of each business day during the month. The Distributor may pay all or any portion of the Service Fee to securities dealers as service fees pursuant to agreements with such dealers for providing personal services to investors in shares of a Fund and/or the maintenance of shareholder accounts, or may use all or any portion of the Service Fee to pay for expenses of the Distributor (including overhead expenses) incurred in connection with the provision of personal services provided to investors in shares of a Fund and/or the maintenance of shareholder accounts, including without limitation, expenses of personnel and communications equipment used in servicing shareholder accounts. All payments of Service Fees under this plan are intended to qualify as "service fees" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time.

   (b) Distribution Fee. In addition to the Service Fee, each Fund will pay to each Distributor, as compensation for acting as principal distributor in respect of each class of a Fund's shares and as reimbursement of the distribution expenditures incurred in connection therewith, including those listed below, its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed in respect of such class of shares as follows: (i) at the annual rate of 0.75 of 1% of the average net asset value of such Fund attributable to Class B and Class C shares; (ii) at the annual rate of 0.70% of 1% (or such lower rate as the Trustees of the Funds may establish from time to time) or the average net asset value of the Fund attributable to Class T shares; and (iii) with respect to the ING MidCap Opportunities Fund, ING Growth Opportunities Fund, ING Research Enhanced Index Fund and ING SmallCap Opportunities Fund only, at the annual rate of 0.05 of 1% (or such lower rate as the Trustees of the Funds may establish from time to time) of the average net asset value of the respective Funds attributable to Class A shares, as determined at the close of each business day during the month. Such expenditures may consist of: (i) commissions to sales personnel for selling shares of a Fund (including interest and other financing costs in the case of Class B and Class C shares); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii)
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payments to broker-dealers and other financial institutions which have entered into agreements with the Distributor in the form of the Selling Group Agreement for the Funds for distribution services rendered in connection with the sale and distribution of shares of a Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to each class of shares of a Fund; (v) the costs of preparing and distributing promotional materials; (vi) the cost of printing a Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that a Trustees determine are reasonably calculated to result in sales of shares of a Fund.

With respect to that portion of the Distribution Fee derived from Class T shares, the Distributor may use all or a portion of that amount to compensate Advest, Inc., for services provided to holders of Class T shares, and to compensate Advest, Inc., for distribution related expenses previously incurred by Advest, Inc., together with interest thereon, including buy not limited to commissions paid by Advest, Inc., to selling dealers in connection with the sale of Class T shares.

Any payment of Distribution Fees under this Plan is intended to constitute an "asset-based sales charge" within the meaning of the Conduct Rules of the NASD.

The underwriting agreement or distribution contract with respect to each Fund and each Distributor relating to the Class B shares of a Fund (the "Distributor's Contract") shall provide that: (I) the Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B shares of a Fund upon the settlement date of each sale of a "Commission Share" (as defined in the Distributor's Contract) of such class taken into account in determining such Distributor's Allocable Portion of such Distribution Fee in respect of such class; (II) a Fund's obligation to pay such Distributor its Allocable Portion of the Distribution Fee payable in respect of such class shall not be terminated or modified for any reason (including a termination of the Distributor's Contract between such Distributor and a Fund) except: (a) to the extent required by a change in the Investment Company Act of 1940 (the "Act"), the rules and regulations thereunder or the Conduct Rules of the NASD, in each case enacted or promulgated after April 30, 2001; (b) on a basis which does not alter the Distributor's Allocable Portion of the Distribution Fee computed with reference to Commission Shares the Date of Original Issuance (as defined in the Allocation Schedule attached to the Underwriting Agreement) of which occurs on or prior to the adoption of such termination or modification and with respect to Free Shares (as defined in the Allocation Schedule) which would be attributed to such Distributor under the Allocation Schedule with reference to such Commission Shares; or (c) in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B shares of a Fund; (III) a Fund will not take any action to waive or change any contingent deferred sales charge ("CDSC") in respect of the Class B shares of a Fund, except as provided in a Fund's Prospectus or Statement of Additional Information, without the consent of such Distributor or its assigns; (IV) neither the termination of such Distributor's role as principal distributor of the Class B shares of a Fund, nor the termination of such Distributor's Contract nor the termination of this Plan will terminate such Distributor's right to its Allocable Portion of the CDSCs; and
(V) such Distributor may assign, sell or pledge (collectively, "Transfer") its rights to the Service Fees and its Allocable Portion of the Distribution Fees and CDSCs (but not such Distributor's obligations to a Fund under the Distributor's Contract) to raise funds to make the expenditures


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related to the distribution of Class B shares of a Fund and in connection therewith, upon receipt of notice of such Transfer, a Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of such Distributor's Service Fees, Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B shares of such Fund so Transferred and except as provided in (II) above notwithstanding anything to the contrary set forth in this Plan or in the Distributor's Contract, to the extent such Distributor has Transferred its rights to its Allocable Portion of the Distribution Fees and CDSCs, a Fund's obligation to pay such Distributor's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B shares of such Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of such Distributor (it being understood that such provision is not a waiver of a Fund's right to pursue such Distributor and enforce such claims against the assets of such Distributor other than its right to the Distribution Fees and CDSCs in respect of the Class B shares of a Fund transferred in connection with such Transfer). For purposes of this Plan, the term "Allocable Portion" of Distribution Fees or CDSCs payable in respect of the Class B shares of a Fund as applied to any Distributor shall mean the portion of Distribution Fees or CDSCs payable in respect of such Fund allocated to such Distributor in accordance with the Allocation Schedule (as defined in the Distributor's Contract as it relates to the Class B shares of a Fund). For purposes of this Plan, the term "Complete Termination" of this Plan in respect of any Class B shares of a Fund means a termination of this Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B shares of such Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to Rule 12b-1 in respect of the Class B shares of such Fund and any successor fund or any fund acquiring a substantial portion of the assets of such Fund and for every future class of shares which has substantially similar characteristics to the Class B shares of such Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares; provided that (a) the Trustees of the Trust, including the Disinterested Trustees of the Trust (as hereinafter defined), shall have determined that such termination is in the best interest of such Fund and the shareholders of such Fund, and (b) such termination does not alter the CDSC as in effect at the time of such termination applicable to Commission Shares of the Fund, the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to such termination.

2. At least quarterly in each year that this Plan remains in effect, each Fund's Principal Accounting Officer or Treasurer, or such other person authorized to direct the disposition of monies paid or payable by a Fund, shall prepare and furnish to the Trustees for their review, and the Trustees shall review, a written report complying with the requirements of Rule 12b-l under the Act regarding the amounts expended by each Fund under the Plan and the purposes for which such expenditures were made.

3. This Plan shall not take effect with respect to a Class of shares of a Fund until it, together with any related agreements, have been approved (a) by a vote of at least the majority of the Trustees, acting separately on behalf of each Fund, as well as a vote of at least a majority of the Trustees, acting separately on behalf of each Fund, who are not interested persons (as defined in the Act) of each Fund and who have no direct or indirect financial interest in the operation of the


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Plan or in any related agreements (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or any related agreements, and if required under the Act (b) by a vote of at least a majority (as defined in the Act) of the outstanding shares of the applicable Class of such Fund.

4. This Plan shall have an initial term with respect to each Fund as set forth on Schedule B hereto. The Plan may be continued thereafter if specifically approved at least annually by vote of at least a majority of the Trustees, acting separately on behalf of each Fund, as well as a majority of the Disinterested Trustees. As to each Class, this Plan may be amended at any time, provided that (a) the Plan may not be amended to increase materially the amount of the Distribution Fees or Service Fees payable hereunder pursuant to Paragraph 1 hereof without the approval of at least a majority (as defined in the Act) of the outstanding shares of the applicable Class and (b) all material amendments to this Plan must be approved by a vote of the Trustees, acting separately on behalf of each Fund, and of the Disinterested Trustees.

5. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) shall be committed to the discretion of the Disinterested Trustees then in office and any person who acts as legal counsel for the Disinterested Trustees shall be an independent legal counsel (as defined in the Act).

6. With respect to each Class, any related agreements shall be in writing and each shall provide that (a) such agreement shall be subject to termination, without penalty, by vote of a majority (as defined in the Act) of the outstanding voting shares of the applicable Class on not more than 60 days' written notice to any other party to the agreement; and (b) such agreement shall terminate automatically in the event of its assignment.

7. With respect to each Class, this Plan may be terminated at any time by a vote of a majority of the Disinterested Trustees, acting separately on behalf of each respective Fund, or by vote of a majority (as defined in the Act) of the outstanding voting shares of the applicable Class of each Fund.

8. The Fund(s) shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph B hereof, and any information, estimates, projections and other materials that serve as a basis therefor, considered by the Trustees, for a period of not less than six years from the date of this Plan, or the agreements or reports, as the case may be, the first two years in an easily accessible place.

9. The Declaration of Trust, establishing the Trust, dated June 12, 1998, as amended, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "ING Equity Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.


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10. The provisions of this plan are severable for each class of shares of the
Fund and if the provisions of the Plan applicable to a particular class of shares are terminated, the remainder of the Plan provisions application to the other remaining classes shall not be invalidated thereby and shall be given full force and effect.

IN WITNESS WHEREOF, the Trust, on behalf of each affected Class of each Fund, has adopted this Fourth Amended and Restated Plan on August 20, 2002.


Last Approved: August 20, 2002


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                                   SCHEDULE A

                               WITH RESPECT TO THE

                       FORM OF FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST


                                                                        MAXIMUM       MAXIMUM
                                            MAXIMUM       MAXIMUM       CLASS C       CLASS Q       MAXIMUM
                                            CLASS A       CLASS B      COMBINED       COMBINED      CLASS T
                                           COMBINED       COMBINED    DISTRIBUTION  DISTRIBUTION    COMBINED
                                         DISTRIBUTION   DISTRIBUTION      AND           AND       DISTRIBUTION
                                          AND SERVICE   AND SERVICE     SERVICE       SERVICE     AND SERVICE
             NAME OF FUND                    FEES          FEES          FEES           FEES          FEES
ING MidCap Opportunities Fund                0.30%         1.00%         1.00%          0.25%         N/A
ING Principal Protection Fund                0.25%         1.00%         1.00%          0.25%         N/A
ING Principal Protection Fund II             0.25%         1.00%         1.00%          0.25%         N/A
ING MidCap Value Fund                        0.25%         1.00%         1.00%          0.25%         N/A
ING SmallCap Value Fund                      0.25%         1.00%         1.00%          0.25%         N/A
ING Principal Protection Fund III            0.25%         1.00%         1.00%          0.25%         N/A
ING Biotechnology Fund                       0.25%         1.00%         1.00%          0.25%         N/A
ING Principal Protection Fund IV             0.25%         1.00%         1.00%          0.25%         N/A
ING Principal Protection Fund V*             0.25%         1.00%         1.00%          0.25%         N/A
ING Real Estate Fund*                        0.25%         1.00%         1.00%          0.25%         N/A
ING Growth Opportunities Fund                0.30%         1.00%         1.00%          0.25%        0.95%
ING SmallCap Opportunities Fund              0.30%         1.00%         1.00%          0.25%        0.95%
ING Research Enhanced Index Fund             0.30%         1.00%         1.00%          0.25%         N/A


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* This Amended and Restated Schedule 1 to the Fourth Amended and Restated
  Distribution and Service Plan will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.


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                                   SCHEDULE B

                               WITH RESPECT TO THE

                       FORM OF FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST


                                             LAST CONTINUED/
              NAME OF FUND                  APPROVED BY BOARD          REAPPROVAL DATE
ING MidCap Opportunities Fund                 July 11, 2002           September 1, 2003
ING Principal Protection Fund                 July 11, 2002           September 1, 2003
ING Principal Protection Fund II              July 11, 2002           September 1, 2003
ING MidCap Value Fund                         July 11, 2002           September 1, 2003
ING SmallCap Value Fund                       July 11, 2002           September 1, 2003
ING Principal Protection Fund III             July 11, 2002           September 1, 2003
ING Biotechnology Fund                        July 11, 2002           September 1, 2003
ING Principal Protection Fund IV               May 24, 2002           September 1, 2003
ING Principal Protection Fund V*             August 20, 2002          September 1, 2003
ING Real Estate Fund*                        August 20, 2002          September 1, 2003
ING Growth Opportunities Fund                August 20, 2002          September 1, 2003
ING SmallCap Opportunities Fund              August 20, 2002          September 1, 2003
ING Research Enhanced Index Fund             August 20, 2002          September 1, 2003


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* This Amended and Restated Schedule B to the Fourth Amended and Restated
  Distribution and Service Plan will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.


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